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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use of our report dated October 9, 1996 on the financial statements of Leadership Cablevision (a division of Fairbanks Communications, Inc.) and to reference made to us under the captions "Experts" in the Registration Statement on Form S-4 filed by Olympus Communications, L.P. and Olympus Capital Corporation with the United States Securities and Exchange Commission.

GEO. S. OLIVE & CO. LLC
Indianapolis, Indiana

April 30, 1997